EXHIBIT 10 (br)



                     EIGHTH AMENDMENT TO LEASE AGREEMENT

      THIS EIGHTH AMENDMENT TO LEASE AGREEMENT (this "Amendment") is entered into as of the __th day of January, 2001, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord") and AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS, a Texas corporation ("Tenant").

      WHEREAS, pursuant to that certain Office Lease Agreement dated September 12, 1994, by and between Landlord and Tenant, as amended by that certain First Amendment to Lease Agreement dated as of October 10, 1994, that certain Second Amendment to Lease dated as of May 25, 1995, that certain Third Amendment to Lease Agreement (the "Third Amendment") dated as of June 12, 1995, that certain Fourth Amendment to Lease Agreement dated as of August 11, 1995, that certain Fifth Amendment to Lease Agreement dated as of January 16, 1996, that certain Sixth Amendment to Lease Agreement dated as of March 2, 1999 and that certain Seventh Amendment to Lease Agreement dated as of June 7, 2000 (the "Seventh Amendment") (such Office Lease Agreement, as amended, herein called the "Lease"), Landlord leased to Tenant certain space (the "Premises") in the building known as The Princeton (the "Building") more particularly described therein;

      WHEREAS, the Premises (excluding the Storage Premises [as defined in the Third Amendment]) currently consist of 24,945 square feet of rentable area on the first (1st), second (2nd) and ninth (9th) floors of the Building;

      WHEREAS, Tenant desires to lease from Landlord an additional 625 square feet of Agreed Rentable Area located on the first (1st) floor of the Building, and shown as the "First Floor Expansion Space" on Exhibit A attached hereto (such space, the "First Floor Expansion Space");

      WHEREAS, Tenant desires to have a right of first refusal to lease up to an additional 6,410 square feet of Agreed Rentable Area located on the 1st floor of the Building, more particularly described as Suites 119 and 127 (collectively, "Right of First Refusal Space");

      WHEREAS, subject to the terms and conditions set forth herein, Landlord has agreed to lease the First Floor Expansion Space to Tenant and give Tenant a right of first refusal to lease the Right of First Refusal Space; and

      WHEREAS, Landlord and Tenant desire to amend the Lease to reflect their agreements as to the terms and conditions governing Tenant's lease of the First Floor Expansion Space and Tenant's right of first refusal to lease the Right of First Refusal Space.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants between the parties herein contained, Landlord and Tenant hereby agree as follows:

 1. Premises. On February 1, 2001, Landlord shall lease to Tenant and Tenant shall lease from Landlord the First Floor Expansion Space. Therefore, effective February 1, 2001, Item 2 of the Basic Lease Provisions shall be deleted in its entirety and the following shall be substituted in lieu thereof:

      2.   Premises:
           Suite(s) #: 900, 205, 215, 123 and 125; Floor(s): a portion of the first, second and ninth floors.
           Agreed Rentable Area: 25,570 square feet.

 2. Rent. Effective February 1, 2001, the addition to Item 3 of the Basic Lease Provisions pursuant to the Seventh Amendment shall be amended in its entirety to read as follows:

                          Rate Per Square     Basic          Basic
           Rental         Foot of Agreed      Annual         Monthly
           Period         Rentable Area       Rent           Rent
      ------------------  -------------     -----------    ----------
      02/1/01 - 11/30/03      $20.00        $511,400.04    $42,616.67
      12/1/03 - 11/30/07      $23.50        $600,894.96    $50,074.58

 3.   Tenant's Pro Rata Percentage.   Effective February 1,  2001, Item 4  of
 the Basic Lease Provisions shall be amended to read as follows:

      Tenant's Pro Rata Share Percentage: 6.8880% (the Agreed Rentable Area of the Premises divided by the Agreed Rentable Area of the Building, expressed in a percentage).

 4. Parking. Effective February 1, 2001, Paragraphs 1 and 2 of Exhibit F to the Lease shall be amended in its entirety to read as follows

      Parking Spaces. So long as the Lease remains in effect, Tenant shall rent in and on top of the Garage on (i) a reserved basis, (9) parking spaces (the "Reserved Spaces") during the term of this Lease, and (ii) an unreserved and non-exclusive basis one hundred thirty-three (133) parking spaces (the "Unreserved Spaces").

      Parking Rental. The monthly rent for the Reserved Spaces through November 30, 2007 shall equal $35.00 (inclusive of applicable sales tax) per space for five (5) of the Reserved Spaces and $50.00 per space (plus applicable sales tax) for four (4) of the Reserved Spaces and the monthly rent through November 30, 2007 for the Unreserved Spaces shall be $17.00 per space (inclusive of applicable sales tax). All payments of rent for parking spaces shall be made (i) at the same time as Basic Monthly Rent is due under the Lease and (ii) to Landlord or to such persons (for example but without limitation, the manager of the Garage) as Landlord may direct from time to time.

 5. Amendment to Exhibit A. Effective February 1, 2001, Exhibit A attached hereto shall be incorporated into and made a part of Exhibit A to the Lease.

 6. Construction of Improvements in the First Floor Expansion Space. Landlord shall construct Tenant's Improvements (as defined in the Work
 Letter) in the First Floor Expansion Space in accordance with the Work Letter attached hereto as Exhibit B. Except as set forth in the preceding sentence, Landlord shall have no construction obligations with respect to the First Floor Expansion Space.

 7. Delivery of First Floor Expansion Space and Acceptance of Premises. Subject to Landlord's obligations set forth in Section 6 above, TENANT HEREBY ACCEPTS THE FIRST FLOOR EXPANSION SPACE AND THE BUILDING (INCLUDING THE SUITABILITY OF THE FIRST FLOOR EXPANSION SPACE FOR THE PERMITTED USE) IN "AS IS" CONDITION WITH ANY AND ALL FAULTS AND LATENT OR PATENT DEFECTS AND WITHOUT RELYING UPON ANY REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) OF LANDLORD OR ANY REPRESENTATIVE OF LANDLORD. LANDLORD HAS NOT MADE AND DOES NOT HEREBY MAKE AND HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE BUILDING (INCLUDING THE FIRST FLOOR EXPANSION SPACE), ITS CONDITION (INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY REGARDING QUALITY OF CONSTRUCTION, STATE OF REPAIR, WORKMANSHIP, MERCHANTABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE).

 8. Acceptance of First Floor Expansion Space. Upon Substantial Completion of the Tenant's Improvements in the First Floor Expansion Space, Landlord and Tenant shall execute an Acceptance of Premises Memorandum in substantially the form of the Acceptance of Premises Memorandum attached to the Lease as Exhibit E. If Tenant occupies the First Floor Expansion Space without executing an Acceptance of Premises Memorandum, Tenant shall be deemed to have accepted the First Floor Expansion Space and Tenant's Improvements (as defined in the Work Letter) for all purposes.

 9. Right of First Refusal. Tenant shall have a right of first refusal to lease the Right of First Refusal Space in accordance with Exhibit C attached hereto. Except as set forth in Exhibit C, Tenant shall have no other right of first refusal under the Lease to lease any additional space in the Building.

 10. No Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment other than The Staubach Company ("Tenant's Broker") and Kennedy-Wilson Properties of Texas Ltd., Inc. ("Landlord's Broker"), and that it knows of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Amendment. Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim arising in respect to any brokers or agents claiming a commission in connection with this Amendment other than Tenant's Broker and Landlord's Broker.

 11. Authority. Tenant and each person signing this Amendment on behalf of Tenant represents to Landlord as follows: (i) Tenant is a duly formed and validly existing corporation under the laws of the State of Texas, (ii) Tenant has and is qualified to do business in Texas, (iii) Tenant has the full right and authority to enter into this Amendment, and (iv) each person signing on behalf of Tenant was and continues to be authorized to do so.

 12. Defined Terms. All terms not otherwise defined herein shall have the same meaning assigned to them in the Lease.

 13. Exhibits. Each exhibit attached hereto is made a part hereof for all purposes.

 14. Ratification of Lease. Except as amended hereby, the Lease shall remain in full force and effect in accordance with its terms and is hereby ratified. In the event of a conflict between the Lease and this Amendment, this Amendment shall control.

 15.  No Representations.    Landlord  and Landlord's  agents  have  made  no
 representations or promises, express or implied, in connection with the Premises or this Amendment except as expressly set forth herein.

 16. Entire Agreement. This Amendment, together with the Lease, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment or the Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.

 17. Section Headings. The section headings contained in this Amendment are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

 18.  Successors and  Assigns.   The terms  and  provisions hereof  shall  be
 binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

 19. Severability. A determination that any provision of this Amendment is unenforceable or invalid shall not affect the enforceability or validity of any other provision hereof and any determination that the application of any provision of this Amendment to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

 20.  Governing Law.   This Amendment shall  be governed by  the laws of  the
 State of Texas.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

 LANDLORD:                               TENANT:

 THE PRUDENTIAL INSURANCE           AMERICAN HALLMARK INSURANCE
 COMPANY OF AMERICA, a New          COMPANY OF TEXAS, a Texas corporation
 Jersey corporation

 By:  Kennedy-Wilson Properties of Texas
      Ltd., Inc., its duly authorized agent



 By: ____________________________   By: _____________________________________
 Name: Bernard Deaton               Name: ___________________________________
 Title:  Senior Managing Director   Title: __________________________________


 097352 001683 FT WORTH 79752.1

                                  EXHIBIT A
                       THE FIRST FLOOR EXPANSION SPACE

      This Exhibit is attached to and a part of that certain Eighth Amendment to Lease Agreement dated as of January __, 2001, executed by and between The Prudential Insurance Company of America and American Hallmark Insurance Company of Texas (the "Amendment"). Any capitalized term not defined herein shall have the meaning assigned to it in the Amendment. Landlord and Tenant mutually agree that the attached Floor Plan is the Floor Plan for the First Floor Expansion Space:

                                  EXHIBIT B

                                 WORK LETTER
                    PLANS TO BE APPROVED/FINISH ALLOWANCE

      This Exhibit is attached to and a part of that certain Eighth Amendment to Lease dated as of January ___, 2001, executed by and between The Prudential Insurance Company of America and American Hallmark Insurance Company of Texas (the "Amendment"). Any capitalized term not defined herein shall have the meaning assigned to it in the Amendment. Landlord and Tenant mutually agree as follows:

 1.   Plans.

 1.1 Space Plan. Landlord's designated space planner, at Tenant's expense, shall prepare and deliver to Tenant a space plan for the Premises (including the Expansion Space) showing, regardless of the quantities of such items, the location of all partitions and doors and the lay-out of the Premises (including the Expansion Space). Tenant will at all times cooperate with Landlord's space planner, furnishing all reasonable information and material concerning Tenant's organization, staffing, growth expectations, physical facility needs (including, without limitation, needs arising by reason of the Disability Acts), equipment, inventory, etc., necessary for the space planner to efficiently and expeditiously arrive at an acceptable lay-out of the Premises (including the Expansion Space). Tenant will approve or disapprove in writing the space plan within three (3) business days after receipt from Landlord and if disapproved, Tenant shall provide Landlord and Landlord's space planner with specific reasons for disapproval. If Tenant fails to approve or disapprove the space plan on or before the end of such three (3) business day period, Tenant shall be deemed to have approved the last submitted space plan. The foregoing process shall be repeated until Tenant has approved (which shall include deemed approval) the space plan (such space plan, when approved by Landlord and Tenant, is herein referred to as the "Space Plan").

 1.2 Compliance With Disability Acts. Tenant shall promptly provide Landlord and Landlord's space planner and/or architect, as applicable, with all information needed to cause the construction of Tenant's Improvements to be completed such that Tenant , the Premises (including the Expansion Space) and Tenant's Improvements (as constructed) will be in compliance with the Disability Acts. Tenant shall be responsible for and shall indemnify and hold harmless Landlord from and against any and all claims, liabilities and expenses (including, without limitation reasonable attorneys' fees and expenses) incurred by or asserted against Landlord by reason of or in connection with any violation of the provisions of Tex. Rev. Civ. Stat. Ann. art. 9102 and the Americans With Disabilities Act of 1990, 42 U.S.C. SS12101-12213 (collectively, the "Disability Acts") arising from or out of
 (x) information or design and space plans furnished to Landlord by Tenant (or the lack of complete and accurate information so furnished) concerning Tenant's Improvements, (y) Tenant's employer-employee obligations, or (z) after the Expansion Space Commencement Date, violations by Tenant and/or Tenant's Improvements or the Expansion Space not being in compliance with the Disability Acts as the result of changes in regulations or law or interpretations thereof not in effect on December 1, 2000. The foregoing indemnity shall not include any claims, liabilities or expenses (including reasonable attorneys' fees and expenses) arising out of the negligence or gross negligence of Landlord or Landlord's employees, agents or contractors. Without limiting the foregoing, if Landlord constructs Tenant's Improvements based on any special requirements or improvements required by Tenant, or upon information furnished by Tenant that later proves to be inaccurate or incomplete resulting in any violation of the Disability Acts, Tenant shall be solely liable to correct such violations and to bring the improvements into compliance with the Disability Acts as promptly as is practicable.

 1.3 Construction Plans. On or before thirty (30) days after approval of the Space Plan, Landlord's space planner and engineer, at Tenant's expense, will prepare construction plans (such construction plans, when approved, and all changes and amendments thereto agreed to by Landlord and Tenant in writing, are herein called the "Construction Plans") for all of Tenant's improvements requested pursuant to the Space Plan (all improvements required by the Construction Plans are herein called "Tenant's Improvements"), complete detail and finish drawings for partitions, doors, reflected ceiling, telephone outlets, electrical switches and outlets and Building standard heating, ventilation and air conditioning equipment and controls. Within five (5) business days after construction plans are delivered to Tenant, Tenant shall approve (which approval shall not be unreasonably withheld) or disapprove same in writing and if disapproved, Tenant shall provide Landlord and Landlord's space planner and engineer specific reasons for disapproval. The foregoing process shall continue until the construction plans are approved by Tenant; provided that if Tenant fails to respond in any five (5) business day period, Tenant shall be deemed to have approved the last submitted construction plans.

 1.4 Changes to Approved Plans. If any re-drawing or re-drafting of either the Space Plan or the Construction Plans is necessitated by Tenant's requested changes (all of which shall be subject to approval by Landlord and, if applicable, the Texas Department of Licensing & Regulation and any other governmental agency or authority to which the plans and specifications are required to be submitted), the expense of any such re-drawing or re-drafting required in connection therewith and the expense of any work and improvements necessitated by such re-drawing or re-drafting will be charged to Tenant.

 1.5 Coordination of Planners and Designers. If Tenant shall arrange for interior design services, whether with Landlord's space planner or any other planner or designer, it shall be Tenant's responsibility to cause necessary coordination of its agents' efforts with Landlord's agents to ensure that no delays are caused to either the planning or construction of the Tenant's Improvements.

 2.   Construction and Costs of Tenant's Improvements.

 2.1  Construction Obligation and Finish Allowance.

      (a) Landlord shall solicit bids from at least three (3) contractors to construct the Tenant's Improvements, and unless otherwise approved by Tenant, shall select the lowest qualified bidder to perform the construction. Landlord agrees to construct Tenant's Improvements, at Tenant's cost and expense; provided, however, Landlord shall provide Tenant with an allowance equal to $8.00 per square foot of Agreed Rentable Area in the Premises (including the Expansion Space) (i.e., $5,000.00) (the "Finish Allowance"), which allowance shall be disbursed by Landlord, from time to time, for payment of (in the following priority) the following costs (collectively referred to as the "Permitted Costs"): (i) the contract sum required to be paid to the general contractor engaged to construct Tenant's Improvements (the "Contract Sum"), (ii) the fees of the preparer of the Space Plan and Construction Plans (such fees, the "Planning Fees"); and (iii) such other costs related to the leasehold improvements (such as equipment, appliances and furnishings) incurred by Tenant, including without limitation, data and telephone cabling costs, security costs, furniture, fixture and equipment costs, and relocation costs. Landlord shall not charge any fee in connection with Landlord's administration of the construction of Tenant's Improvements and Landlord shall not require a payment or performance bond in connection with construction of the Tenant's Improvements. In the event any Finish Allowance remains unexpended after payment of the Permitted Costs, such unexpended amount shall be applied against Tenant's obligation to pay Basic Rent under the Lease.

      (b) Title to any equipment, appliances, furnishings or personalty installed in the Expansion Space and purchased with any portion of the Finish Allowance shall pass to Landlord upon payment of the invoice cost thereof and Tenant shall not remove any such equipment, appliances, furnishings or personalty from the Expansion Space without Landlord's express, prior written consent or unless requested by Landlord in connection with the expiration or earlier termination of the Lease.

 2.2 Excess Costs. If the sum of the Permitted Costs exceeds the Finish Allowance, then Tenant shall pay all such excess costs ("Excess Costs"), provided, however, Landlord will, prior to the commencement of construction of Tenant's Improvements, advise Tenant of the Excess Costs, if any, and the Contract Sum. Tenant shall have two (2) business days from and after the receipt of such advice within which to approve or disapprove the Contract Sum and Excess Costs. If Tenant fails to approve same by the expiration of the second such business day, then Tenant shall be deemed to have approved the Proposed Contract Sum and Excess Costs. If Tenant disapproves the Contract Sum and Excess Costs within such two (2) business day period, then Tenant shall either reduce the scope of Tenant's Improvements such that there shall be no Excess Costs or, at Tenant's option, Landlord shall obtain two (2) additional bids, provided that if Tenant requests Landlord to obtain two (2) additional bids and Tenant fails to approve the Excess Costs within three (3) business days after Landlord's notification of the Excess Costs taking such additional bids into consideration, Tenant shall be deemed to have approved the Contract Sum and Excess Costs as determined by reference to the lowest submitted bid. Landlord and Tenant must approve (or be deemed to have approved) the Contract Sum for the construction of Tenant's Improvements in writing prior to the commencement of construction.

 2.3 Construction Deposit. Tenant shall remit to Landlord an amount (the "Prepayment") equal to one-half (1/2) of the projected Excess Costs, if any, within five (5) working days after commencement of construction by Landlord. On or prior to the Expansion Space Commencement Date, Tenant shall deliver to Landlord the actual Excess Costs, minus the Prepayment previously paid. Failure by Tenant to timely tender to Landlord the full Prepayment shall permit Landlord to stop all work until the Prepayment is received. All sums due Landlord under this Section 2.3 shall be considered Rent under the terms of the Lease and nonpayment shall constitute a default under the Lease and entitle Landlord to any and all remedies specified in the Lease.

 2.4 Liens Arising from Excess Costs. Tenant agrees to keep the Premises (including the Expansion Space) free from any liens arising out of nonpayment of Excess Costs. In the event that any such lien is filed and Tenant, within ten (10) days following such filing fails to cause same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it in its sole discretion deems proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord in connection therewith shall constitute Rent under the Lease and a demand obligation of Tenant to Landlord and such obligation shall bear interest at the rate provided for in Section 15.10 of the Supplemental Lease Provisions from the date of payment by Landlord until the date paid by Tenant.

 3. Substantial Completion and Punch List. When Landlord has sufficiently completed the Tenant's Improvements in the Expansion Space in accordance with the Construction Plans so that Tenant can reasonably use the Expansion Space for the Permitted Use (as described in Item 10 of the Basic Lease Provisions), Landlord will notify Tenant and within two (2) business days thereafter, Landlord's representative and Tenant's representative shall conduct a walk-through of the Expansion Space and identify any necessary touch-up work, repairs and minor completion items as are necessary for final completion of Tenant's Improvements. Neither Landlord's representative nor Tenant's representative shall unreasonably withhold his agreement on punch list items. Landlord will use reasonable efforts to cause the contractor to complete all punch list items within thirty (30) days after agreement thereon.

 4. Tenant's Contractors. If Tenant should desire to enter the Expansion Space or authorize its agent to do so prior to the Expansion Space Commencement Date of the Lease, to perform approved work not requested of the Landlord, Landlord shall permit such entry if:

      (a) Tenant shall use only such contractors which Landlord shall approve in its reasonable discretion; provided that any work affecting the electrical systems of the Building or the HVAC systems of the Building shall be performed by an electrician or HVAC vendor listed on the Building approved contractors provided by Landlord to Tenant; and

      (b) Landlord shall have approved the plans to be utilized by Tenant, which approval will not be unreasonably withheld; and

      (c)  Tenant, its  contractors,  workmen,  mechanics,  engineers,  space planners or such others as may enter the Expansion Space (collectively, "Tenant's Contractors"), work in harmony with and do not in any way disturb or interfere with Landlord's space planners, architects, engineers, contractors, workmen, mechanics or other agents or independent contractors in the performance of their work (collectively, "Landlord's Contractors"), it being understood and agreed that if entry of Tenant or Tenant's Contractors would cause, has caused or is causing a material disturbance to Landlord or Landlord's Contractors, then Landlord may, with notice, refuse admittance to Tenant or Tenant's Contractors causing such disturbance; and

      (d) Tenant, Tenant's Contractors and other agents shall provide Landlord sufficient evidence that each is covered under such Worker's Compensation, public liability and property damage insurance as Landlord may reasonably request for its protection. All insurance maintained by any contractor performing work in the Building must name Landlord and Property Manager as additional insureds.

 Landlord shall not be liable for any injury, loss or damage to any of Tenant's installations or decorations made prior to substantial completion of the Tenant's Improvements in the Expansion Space and not installed by Landlord. Tenant shall indemnify and hold harmless Landlord and Landlord's Contractors from and against any and all costs, expenses, claims, liabilities and causes of action arising out of or in connection with work performed in the Premises (including the Expansion Space) by or on behalf of Tenant (but excluding work performed by Landlord or Landlord's Contractors). Such entry by Tenant and Tenant's Contractors pursuant to this Section 4 shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except the covenant to pay Rent.

 5. Construction Representatives. Landlord's and Tenant's representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

 LANDLORD'S REPRESENTATIVE:              TENANT'S REPRESENTATIVE:

 NAME:     Berry Stephens                NAME:    Raymond Kilgore
 ADDRESS:  14651 Dallas Parkway,         ADDRESS: 14651 Dallas Parkway,
           Suite 101                              Suite 900
           Dallas, Texas 75240                    Dallas, Texas 75240

 PHONE:    (214) 871-6692                PHONE:   (972) 934-2400
 FAX:      (214) 871-4644                FAX:     _____________________

                                  EXHIBIT C

                       TENANT'S RIGHT OF FIRST REFUSAL
                  (ALL TERMS BASED ON THIRD PARTY STATEMENT)

     This Exhibit is attached to and a part of that certain Eighth Amendment to Lease dated as of January __, 2001, executed by and between The Prudential Insurance Company of America and American Hallmark Insurance Company of Texas (the "Amendment"). Any capitalized term not defined herein shall have the meaning assigned to it in the Amendment. Landlord and Tenant mutually agree as follows:

 A. Prior to leasing any of the areas described on Schedule A attached to this Exhibit ("Right of First Refusal Space"), Landlord shall deliver to Tenant a written statement ("Statement") which shall reflect Landlord's and the prospective tenant's agreement with respect to rent, term, finish allowances, tenant inducements and the description of the applicable Right of First Refusal Space. Tenant shall have five (5) days after receipt of the Statement within which to notify Landlord in writing that it desires to lease the applicable Right of First Refusal Space upon the terms and conditions contained in the Statement. Failure by Tenant to notify Landlord within such five (5) day period shall be deemed an election by Tenant not to lease the applicable Right of First Refusal Space and Landlord shall have the right to lease such space to the prospective tenant upon the terms and conditions contained in the Statement. If Landlord enters into such a lease with the prospective tenant within 180 days after the expiration of such five (5) day period, Tenant shall have no further rights under this Exhibit with respect to the Right of First Refusal Space covered by such lease.

 B. Notwithstanding the foregoing, if the prospective tenant desires to lease additional space on the same floor as the Right of First Refusal Space covered by the Statement in addition to the Right of First Refusal Space, Tenant must lease all space on such floor that the prospective tenant desires to lease if Tenant elects to lease the applicable Right of First Refusal Space.

 C. Further notwithstanding any provision or inference in this Exhibit to the contrary, the Right of First Refusal shall expire and be of no further force or effect on the earlier of (i) the expiration or earlier termination of the term of this Lease expiring on November 30, 2007,
     (ii) a default by Tenant under this Lease, (iii) an assignment of this Lease by Tenant or (iv) the sublease of all or any portion of the Premises by Tenant.

                                  SCHEDULE A

                         RIGHT OF FIRST REFUSAL SPACE

      This Schedule is attached to and a part of that certain Eighth Amendment to Lease dated as of January __, 2001, executed by and between The Prudential Insurance Company of America and American Hallmark Insurance Company of Texas.